Exhibit 99.1

On Thursday, October 29, 2020, at 9:15 AM ET

Sanara MedTech Inc. Announces Uplisting to The Nasdaq Capital Market

FORT WORTH, TX / ACCESSWIRE / October 29, 2020 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. ("Sanara" or the "Company") (OTCQB:SMTI), a provider of wound and skin care products and virtual consult services dedicated to improving patient outcomes, announced today that it has received approval to list its common stock on The Nasdaq Capital Market ("Nasdaq"). Sanara's common stock is expected to begin trading on The Nasdaq Capital Market effective at the opening of trading hours on November 2, 2020 under its current ticker symbol "SMTI."

Sanara's common stock is currently quoted on the OTCQB market, which is operated by the OTC Markets Group Inc.

Ron Nixon, Sanara's Executive Chairman, stated, "Today's announcement is a significant milestone in our efforts to build Sanara into a leading wound and skin medical technology company. We believe that listing on Nasdaq will increase our visibility to the market and expand the investment opportunity to a larger potential investor base. This aligns well with our ultimate goal of increasing long-term shareholder value."

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions and services, Sanara MedTech Inc. markets and distributes wound and skin care products, and offers complementary services to physicians, hospitals, clinics, and all post-acute care settings. We are constantly seeking long-term strategic partnerships with a focus on products that produce efficacious outcomes at a lower overall cost. Our products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen® to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, BIAKŌS™ Antimicrobial Wound Gel, HYCOL™ Hydrolyzed Collagen, and PULSAR II™ Advanced Wound Irrigation™ (AWI). In addition, Sanara is actively seeking to expand within its six focus areas of wound and skin care for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry. For more information, visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are "forward-looking statements," within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as "may," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among other things, statements regarding the commencement of trading of our common stock on The Nasdaq Capital Market, our goal of increasing long-term shareholder value and expansion of the Company's business in

telehealth and wound care. These items involve risks, contingencies and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's SEC filings, which could cause the Company's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations
713-826-0524
CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.